Exhibit 10.7

FOREIGN SUBSIDIARY GUARANTY

dated as of

June 15, 2012

among

BAUSCH & LOMB B.V.,

as the Dutch Subsidiary Borrower

CERTAIN SUBSIDIARIES OF

BAUSCH & LOMB B.V.

to be identified herein,

and

CITIBANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.01.	Credit Agreement	1

Section 1.02.	Other Defined Terms	1

ARTICLE II
FOREIGN SUBSIDIARY GUARANTY

Section 2.01.	Foreign Subsidiary Guaranty	2

Section 2.02.	Guaranty of Payment	3

Section 2.03.	No Limitations; Guaranty Absolute	3

Section 2.04.	Reinstatement	4

Section 2.05.	Agreement to Pay; Subrogation	4

Section 2.06.	Information	4

ARTICLE III
PARALLEL DEBT (COVENANT TO PAY THE ADMINISTRATIVE AGENT)

Section 3.01.	Undertaking to Pay	4

Section 3.02.	Independent Right to Payment	4

Section 3.03.	Computation of Amount Payable	5

Section 3.04.	Rights to Receive Payment	5

Section 3.05.	Non-Applicability to France	5

ARTICLE IV
INDEMNITY, SUBROGATION AND SUBORDINATION

Section 4.01.	Indemnity and Subrogation	5

Section 4.02.	Contribution and Subrogation	5

Section 4.03.	Subordination	5

ARTICLE V
MISCELLANEOUS

Section 5.01.	Notices	6

Section 5.02.	Waivers; Amendment	6

Section 5.03.	Administrative Agent’s Fees and Expenses, Indemnification	6

Section 5.04.	Successors and Assigns	7

Section 5.05.	Counterparts; Several Agreement	7

Section 5.06.	Severability	7

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TABLE OF CONTENTS

(continued)

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FOREIGN SUBSIDIARY GUARANTY dated as of June 15, 2012, among BAUSCH & LOMB B.V. (the “Dutch Subsidiary Borrower”), certain non-U.S. subsidiaries of the Dutch Subsidiary Borrower from time to time party hereto (collectively, “Subsidiaries” and, individually, “Subsidiary”), and CITIBANK, N.A., as Administrative Agent (as defined below).

Reference is made to the Credit Agreement dated as of May 18, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Dutch Subsidiary Borrower, Bausch & Lomb Incorporated, WP Prism Inc., Citibank, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to Bausch & Lomb Incorporated and the Dutch Subsidiary Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiaries are affiliates of the Dutch Subsidiary Borrower, will derive substantial benefits from the extension of credit to the Dutch Subsidiary Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto make the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Citibank, N.A., acting through one or more of its branches or affiliates in its capacity as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent.

“Agreement” means this Foreign Subsidiary Guaranty.

“Claiming Party” has the meaning assigned to such term in Section 4.02.

“Contributing Party” has the meaning assigned to such term in Section 4.02.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Foreign Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of any Guaranty Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Guaranty Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (y) obligations of any Guaranty Party arising under any Secured Hedge Agreement and (z) Cash Management Obligations of any Guaranty Party. Without limiting the generality of the foregoing, the Foreign Obligations under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Guaranty Party under any Loan Document.

“French Guarantor” means a Guarantor organized or incorporated under the laws of France.

“French Security Documents” means any and all Loan Documents (a) governed by French law or (b) to which a French Guarantor is a party, in the case of (b) to the extent such Loan Document is applicable to such French Guarantor.

“Group” means Bausch & Lomb Incorporated and its direct and indirect subsidiaries.

“Guarantors” means the Foreign Subsidiary Guarantors that are party hereto by executing a counterpart (as listed in Annex A hereto) or a Guaranty Supplement.

“Guaranty Parties” means, collectively, the Dutch Subsidiary Borrower and each Guarantor and “Guaranty Party” means any one of them.

“Guaranty Supplement” means an instrument substantially in the form of Appendix I hereto.

“Loan Documents” means (a) each Loan Document as defined under the Credit Agreement, (b) each Secured Hedge Agreement entered into with a Hedge Bank and (c) each agreement governing Cash Management Services entered into with a Cash Management Bank, in each case, to which a Guaranty Party is a party.

ARTICLE II

FOREIGN SUBSIDIARY GUARANTY

SECTION 2.01. Foreign Subsidiary Guaranty. Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Foreign Obligations, either at stated maturity or earlier by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or with any other Loan Documents. Each of the Guarantors further agrees that the Foreign Obligations may be extended, increased or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guaranty notwithstanding any extension, increase or renewal, in whole or in part, of any Foreign Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to any Guaranty Party of any of the Foreign Obligations, and also waives notice of acceptance of its guaranty and notice of protest for nonpayment.

SECTION 2.02. Guaranty of Payment. Each of the Guarantors further agrees that its guaranty hereunder constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Foreign Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Dutch Subsidiary Borrower or any other Person.

SECTION 2.03. No Limitations; Guaranty Absolute. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 5.10 and except for the Non-U.S. Limitations as expressly provided in Section 5.14, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity or unenforceability of the Foreign Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged, impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Foreign Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Foreign Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Foreign Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the Foreign Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Foreign Obligations, all in accordance with the Non-U.S. Security Agreement and other Loan Documents and all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, all rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of, and each Guarantor waives any defense based on or arising out of, (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Foreign Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Foreign Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty securing or guaranteeing all or any of the Foreign Obligations, (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Foreign Obligations or this Agreement or (e) any defense of the Dutch Subsidiary Borrower or any other Guaranty Party.

(c) The Administrative Agent and the other Secured Parties may, in accordance with the terms of the Non-U.S. Collateral Documents and at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Foreign Obligations, make any other accommodation with any Guaranty Party or exercise any other right or remedy available to them against any Guaranty Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Foreign Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Guaranty Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Foreign Obligation, is rescinded, invalidated or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Guaranty Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Guaranty Party to pay any Foreign Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Foreign Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Guaranty Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article IV.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Guaranty Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Foreign Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

PARALLEL DEBT (COVENANT TO PAY THE ADMINISTRATIVE AGENT)

SECTION 3.01. Undertaking to Pay. Notwithstanding any other provision of this Agreement, to the extent permitted by applicable law and subject to the non-U.S. limitations mentioned in Section 5.14(a), each Guaranty Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, as a creditor in its own right and not as representative of the other Secured Parties, sums equal to the Foreign Obligations of such Guaranty Party with respect to each of the Secured Parties as and when such Foreign Obligations become due for payment under the relevant Loan Document or would have become due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Guaranty Party, to preserve its entitlement to be paid that amount.

SECTION 3.02. Independent Right to Payment. To the extent permitted by applicable law, the Administrative Agent shall have its own independent right to demand payment of the amounts payable by each Guaranty Party under this Article III (Parallel Debt (Covenant to pay the Administrative Agent)) irrespective of any discharge of such Guaranty Party’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Guaranty Party, to preserve their entitlement to be paid those amounts.

SECTION 3.03. Computation of Amount Payable. Any amount due and payable by a Guaranty Party to the Administrative Agent under this Article III (Parallel Debt (Covenant to pay the Administrative Agent)) shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Guaranty Party to the other Secured Parties under those provisions shall be decreased to the extent that the Administrative Agent has received (and is able to retain) payment in full of the corresponding amount under this Article III (Parallel Debt (Covenant to pay the Administrative Agent)).

SECTION 3.04. Rights to Receive Payment. The rights of the Secured Parties (other than the Administrative Agent) to receive payment of amounts payable by each Guaranty Party under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment under this Article III (Parallel Debt (Covenant to pay the Administrative Agent)).

ARTICLE IV

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 4.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 4.03), the Dutch Subsidiary Borrower agrees that in the event a payment of any Foreign Obligation of the Dutch Subsidiary Borrower shall be made by any Guarantor under this Agreement, the Dutch Subsidiary Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 4.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 4.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Foreign Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Dutch Subsidiary Borrower as provided in Section 4.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party, in each case, on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.13, the date of the Guaranty Supplement executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 4.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive, to the fullest extent permitted by applicable law, its contribution right against any other Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

SECTION 4.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 4.01 and 4.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Foreign Obligations; provided that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full of the Foreign Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Foreign Obligations, whether matured or unmatured, in accordance with Section 8.03 of the Credit Agreement. No failure on the part of the Dutch Subsidiary Borrower or any Guarantor to make the payments required by Sections 4.01 and 4.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notification of the Administrative Agent, all Indebtedness owed by it to the Dutch Subsidiary Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Foreign Obligations.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of Bausch & Lomb Incorporated as provided in Section 10.02 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guaranty Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Guaranty Party in any case shall entitle any Guaranty Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guaranty Party or Guaranty Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 5.03. Administrative Agent’s Fees and Expenses, Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Dutch Subsidiary Borrower agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Foreign Obligations guaranteed hereunder and secured by the other Non-U.S. Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Foreign Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable within 20 Business Days of written demand therefor.

SECTION 5.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of each Guaranty Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted hereby, except that no Guaranty Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party.

SECTION 5.05. Counterparts; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one-and-the-same instrument. This Agreement shall become effective as to any Guaranty Party when a counterpart hereof executed on behalf of such Guaranty Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent. Delivery by telecopier or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or electronic transmission be confirmed by a manually signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or electronic transmission. This Agreement shall be construed as a separate agreement with respect to each Guaranty Party and may be amended, modified, supplemented, waived or released with respect to any Guaranty Party without the approval of any other Guaranty Party and without affecting the obligations of any other Guaranty Party hereunder.

SECTION 5.06. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.07. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to any Guarantor, any such notice being waived by each Guaranty Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Guaranty Parties and their Subsidiaries against any and all Foreign Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Foreign Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender and L/C Issuer agrees promptly to notify the Dutch Subsidiary Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 5.07 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 5.08. Governing Law; Jurisdiction; Venue; Waiver Of Jury Trial; Consent To Service Of Process.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DUTCH SUBSIDIARY BORROWER, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE DUTCH SUBSIDIARY BORROWER, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO.

(c) WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.08 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.10. Termination or Release. (a) This Agreement and the Guaranties made herein shall terminate with respect to all Foreign Obligations when all the outstanding Foreign Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) have been paid in full and the Lenders have no further commitment to lend to the Dutch Subsidiary Borrower under the Credit Agreement.

(b) A Guarantor shall automatically be released from its obligations hereunder as provided in Section 9.11 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 5.10, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.11 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 5.10 shall be without recourse to or warranty by the Administrative Agent.

(d) At any time that the Dutch Subsidiary Borrower desires that the Administrative Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent a certificate from a Responsible Officer of the Dutch Subsidiary Borrower certifying that the release of the respective Guarantor is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of any Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 5.10.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank, by the acceptance of the benefits under this Agreement, hereby acknowledges and agrees that (i) the obligations of the Dutch Subsidiary Borrower or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be guaranteed pursuant to this Agreement only to the extent that, and for so long, the other Foreign Obligations are so guaranteed and (ii) any release of a Guarantor effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

SECTION 5.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto and thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect as long as any Foreign Obligation shall remain unpaid or unsatisfied.

SECTION 5.12. Covenant to Give Security. Each of the Guaranty Parties hereby agrees that promptly after the acquisition of any material tangible and intangible assets by such Guaranty Party, if such asset shall not already be subject to a perfected Lien pursuant to the Non-U.S. Guarantee and Collateral Requirement but otherwise would be subject to compliance with the Non-U.S. Guarantee and Collateral Requirement had such asset been owned as of the date hereof, such Guaranty Party shall give notice thereof to the Administrative Agent and, upon the reasonable request of the Administrative Agent, shall cause such material asset to be subjected to a Lien to the extent required by the Non-U.S. Guarantee and Collateral Requirement and will take, or cause the relevant Guaranty Parties to take, such commercially reasonable actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien.

SECTION 5.13. Additional Guarantors. Each Subsidiary that the Parent Borrower deems to make a Guarantor under this Agreement may execute and deliver a Guaranty Supplement and thereupon such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any such instrument shall not require the consent of any other Guaranty Party hereunder. The rights and obligations of each Guaranty Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guaranty Party as a party to this Agreement.

SECTION 5.14. Non-U.S. Limitations.

(a) France: (i) The obligations and liabilities of any French Guarantor under the Loan Documents and in particular under this Agreement shall not include any obligation or liability which if incurred would constitute the provisions of financial assistance within the meaning of article L.225-216 of the French Commercial Code or/and would constitute a misuse of corporate assets within the meaning of article L.241-3 or L.242-6 of the French Commercial Code or any other law or regulations having the same effect, as interpreted by French courts.

(ii) The obligations and liabilities of a French Guarantor under this Section for the obligations under the Loan Documents of any Guaranty Parties which is not a Subsidiary of such French Guarantor shall be limited, at any time, to an amount equal to that portion of all amounts borrowed under the Credit Agreement by such Guaranty Party that has been directly or indirectly on-lent to such French Guarantor under intercompany loan agreements and outstanding at the date a payment is to be made by such French Guarantor under this Agreement, it being specified that any payment made by such French Guarantor under this Agreement in respect of the obligations of such Guaranty Party shall reduce pro tanto the outstanding amount of the intercompany loans due by such French Guarantor under the intercompany loan arrangements referred to above.

(iii) The obligations and liabilities of a French Guarantor under this Section for the obligations under the Loan Documents of any Guaranty Parties which is its Subsidiary shall not be limited and shall therefore cover all amounts due by such Guaranty Party as Borrower and as Guarantor. However, where such Subsidiary is not incorporated in France, the amounts payable by such French Guarantor under this paragraph (iii) in respect of the obligations of this Subsidiary as Guarantor, shall be limited as set out in paragraph (ii) above.

(b) Netherlands: With respect to each Guarantor which is incorporated or organized in The Netherlands, its obligations under this Foreign Subsidiary Guaranty shall not apply to the extent (but only to the extent) that it constitutes unlawful financial assistance within the meaning of Section 2:207c of the Dutch Civil Code (Het Burgerlijk Wetboek).

[Signatures on following page]

IN WITNESS WHEREOF, for the purposes of Section 4.01 only, the undersigned has duly executed this Agreement as of the day and year first above written.

BAUSCH & LOMB B.V., as Dutch Subsidiary Borrower

By:
Name:
Title:

Signature Page for Guaranty

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

[EACH OF THE GUARANTORS LISTED ON ANNEX A HERETO], each as a Guarantor

By:
Name:
Title:

Signature Page for Guaranty

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Signature Page for Guaranty

ANNEX A

GUARANTORS

BCF

APPENDIX I

SUPPLEMENT NO.     dated as of [                    ], to the Foreign Subsidiary Guaranty dated as of June 15, 2012 (the “Foreign Subsidiary Guaranty”), among BAUSCH & LOMB B.V. (the “Dutch Subsidiary Borrower”), certain subsidiaries of the Dutch Subsidiary Borrower from time to time party thereto (collectively, “Subsidiaries” and, individually, “Subsidiary”), and CITIBANK, N.A., as Administrative Agent.

A. Reference is made to (i) the Credit Agreement dated as of May 18, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Dutch Subsidiary Borrower, Bausch & Lomb Incorporated (the “Parent”), Holdings, Citibank, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), (ii) each Secured Hedge Agreement, and (iii) the Cash Management Obligations.

B. (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

“Guarantors” means Guarantors, as defined under the Foreign Subsidiary Guaranty.

“Obligations” means Foreign Obligations, as defined under the Foreign Subsidiary Guaranty.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Supplement.

C. The Guarantors have entered into the Foreign Subsidiary Guaranty in order to induce (i) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (ii) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (iii) the Cash Management Banks to provide Cash Management Services. Section 5.13 of the Foreign Subsidiary Guaranty provides that additional Subsidiaries of the Dutch Borrower may become Guarantors under the Foreign Subsidiary Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Guarantor under the Foreign Subsidiary Guaranty in order to induce (A) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit, (B) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (C) the Cash Management Banks to provide Cash Management Services and as consideration for (x) Loans previously made and Letters of Credit previously issued, (y) Secured Hedge Agreements previously entered into and/or maintained and (z) Cash Management Services previously provided.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.13 of the Foreign Subsidiary Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Foreign Subsidiary Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Foreign Subsidiary Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment in full of the Obligations does hereby, for the benefit of

Appendix I-1

the Secured Parties, their successors and assigns, irrevocably, absolutely and unconditionally guaranty, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. Each reference to a “Guarantor” in the Foreign Subsidiary Guaranty shall be deemed to include the New Subsidiary. The Foreign Subsidiary Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Foreign Subsidiary Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. If any provision contained in this Supplement is held to be invalid, illegal or unenforceable, the legality, validity, and enforceability of the remaining provisions contained herein and in the Foreign Subsidiary Guaranty shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Foreign Subsidiary Guaranty.

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

[SIGNATURE ON THE FOLLOWING PAGE]

Appendix I-2

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:

Jurisdiction of Formation:
Organizational Identification Number: Address Of Chief Executive Office:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

Appendix I-3